Exhibit 99.3

Consolidated Balance Sheets (Unaudited)
(in thousands)	June 30,	December 31,
	2003	2002

Assets
Cash and cash equivalents
Cash and due from banks	$7,200	$9,479
Interest-bearing deposits in financial institutions	1,074	6,141
Federal funds sold	12,307	7,000

Total cash and cash equivalents	20,581	22,620

Investment securities
Securities available for sale	32,122	23,694
Loans
Loans	119,135	121,509
Allowance for loan losses	(1,614)	(1,690)

Net loans	117,521	119,819

Premises and equipment	2,104	2,174
Accrued interest and other assets	1,710	1,619

Total assets	$174,038	$169,926

Liabilities
Deposits
Noninterest bearing	$41,207	$38,750
Interest bearing	92,684	93,424

Total deposits	133,891	132,174

Federal funds purchased	2,576	3,353
Advances from Federal Home Loan Bank	14,712	11,783
Accrued expenses and other liabilities	1,499	1,656
Junior subordinated debt (trust preferred securities)	5,000	5,000

Total liabilities	157,678	153,966

Stockholders’ equity
Preferred stock: No par value; 100,000 shares authorized;
none issued
Common stock and surplus: No par value, 15,000,000 shares authorized;
1,077,199 shares issued at June 30, 2003
1,075,730 shares issued at December 31, 2002	13,619	13,597
Retained earnings	2,572	2,266
Accumulated other comprehensive income	169	97

Total stockholders’ equity	16,360	15,960

Total liabilities and stockholders’ equity	$174,038	$169,926